Exhibit 99.1

Alumis Reports Third Quarter 2025 Financial Results and Highlights Recent Progress

SOUTH SAN FRANCISCO, Calif., November 13, 2025 – Alumis Inc. (Nasdaq: ALMS), a clinical-stage biopharmaceutical company developing next-generation targeted therapies for patients with immune-mediated diseases, today reported financial results for the quarter ended September 30, 2025, and highlighted recent achievements.

“As we continue to advance our pipeline, we are entering an important period for Alumis. Our teams have been working diligently, and we are eagerly anticipating key milestones ahead - with topline Phase 3 ONWARD data for envudeucitinib (envu) in moderate-to-severe plaque psoriasis (PsO) expected to be announced early in the first quarter of 2026, followed by topline Phase 2b LUMUS data in systemic lupus erythematosus (SLE) in the third quarter,” said Martin Babler, President and Chief Executive Officer of Alumis. “These data readouts have the potential to validate envu’s differentiated profile and unlock broader opportunities across immune-mediated diseases—representing meaningful inflection points for both the company and the patients we aim to serve.”

Babler added, "Our robust pipeline, spanning late-stage, clinical programs and advanced preclinical candidates, reflects the strength of our precision immunology R&D platform and our mission to transform the treatment landscape for immune-mediated diseases. Leveraging a validated mechanism with broad therapeutic potential, our two next-generation oral TYK2 inhibitor programs position us well to advance on this mission.”

Third Quarter 2025 and Recent Highlights

●	Envudeucitinib, a highly selective, next-generation oral tyrosine kinase 2 (TYK2) inhibitor for the treatment of immune-mediated diseases, including PsO and SLE
o	The Journal of the American Academy of Dermatology (JAAD) has published two separate manuscripts describing results from the Phase 2 STRIDE clinical trial in moderate-to-severe PsO in which data demonstrate sustained or increasing response rates and a well-tolerated safety profile supporting envu’s potential to offer a differentiated profile for the treatment of moderate-to-severe plaque psoriasis:
◾	“Safety and efficacy of envudeucitinib, a highly selective, oral allosteric TYK2 inhibitor, in patients with moderate-to-severe plaque psoriasis: Results from the 52-week open-label extension period of the phase 2 STRIDE study” published in October
◾	“Highly selective, allosteric inhibition of TYK2 with oral ESK-001 in patients with moderate-to-severe plaque psoriasis: Results from STRIDE, a 12-week, randomized, double-blinded, placebo-controlled, dose-ranging phase 2 study” published in July
●	A-005, a potentially first-in-class fully CNS-penetrant oral TYK2 inhibitor for the treatment of neuroinflammatory and neurodegenerative diseases
o	A poster presentation entitled “Pharmacokinetics, pharmacodynamics and CNS penetration of A-005: a novel TYK2 inhibitor for MS” was given at the European Committee for Treatment and Research in Multiple Sclerosis (ECTRIMS) Congress

demonstrating a favorable pharmacokinetic profile, maximal TYK2 inhibition and the ability to cross the blood-brain barrier while being well-tolerated with no serious adverse events supporting a planned Phase 2 clinical trial in multiple sclerosis.
●	Lonigutamab, next-generation subcutaneous anti-IGF-1R therapy for the treatment of thyroid eye disease (TED)
o	A poster presentation entitled “Safety, efficacy and quality of life outcomes of subcutaneous lonigutamab (anti-IGF-1R): Week 12 results from a Phase 1/2 proof of concept study in patients with thyroid eye disease” was given at the annual meeting of the American Society of Ophthalmic Plastic and Reconstructive Surgery (ASOPRS) highlighting the differentiated mechanism of action, safety profile and potential of lonigutamab in TED.

Anticipated Milestones

o	Envu: topline data from ONWARD1 and ONWARD2 in moderate-to-severe plaque psoriasis are expected early in the first quarter of 2026.
o	Envu: topline data from LUMUS in SLE are expected in the third quarter of 2026.
o	Envu: Alumis expects to establish a once-daily formulation in 2025.
o	A-005: initiation of a Phase 2 clinical trial in multiple sclerosis is anticipated in the first half of 2026.
o	Lonigutamab: the lonigutamab development program continues to be evaluated.
o	Third internally-developed program: Phase 1 clinical data is anticipated in the second half of 2026.

Third Quarter 2025 Financial Results

●	As of September 30, 2025, Alumis had cash, cash equivalents and marketable securities of $377.7 million.
●	Revenue included collaboration revenue of $2.1 million for the quarter ended September 30, 2025, related to the collaboration and licensing agreement with Kaken Pharmaceutical Co., Ltd.
●	Research and development expenses were $97.8 million for the quarter ended September 30, 2025, compared to $87.8 million for the quarter ended September 30, 2024. The increase was driven by an increase in contract research and clinical trial costs for the envu and other programs, including costs to support acceleration of clinical trial activities for the Phase 3 ONWARD program, as well as severance costs and stock-based compensation expense related to the merger with ACELYRIN, and increased headcount in research and development teams to support development eﬀorts. The quarter ended September 30, 2024 included a clinical milestone payment of $23.0 million related to the prior acquisition of FronThera.
●	General and administrative expenses were $19.5 million for the quarter ended September 30, 2025, compared to $10.6 million for the quarter ended September 30, 2024. The increase was primarily attributable to severance costs and stock-based compensation expense related to the merger with ACELYRIN, and personnel-related expenses and professional consulting services to support the Company’s growth.
●	Net loss was $110.8 million for the quarter ended September 30, 2025, compared to a net loss of $93.1 million for the quarter ended September 30, 2024.
●	The Company recognized total expenses related to the merger with ACELYRIN of $6.3 million and $40.8 million for the three and nine months ended September 30, 2025, respectively, of which $2.8 million and $30.6 million related to general and administrative expenses for the three and nine months ended September 30, 2025, respectively, and $3.5 million and $10.2 million related to research and development expenses for the three and nine months ended September 30, 2025. These merger-related expenses included stock-based compensation expense of $2.1 million and $12.9 million for the three and nine months ended September 30, 2025, respectively, related to accelerated vesting of equity awards and a stock option post-termination exercise period modification for severed employees.

Financial Guidance

●	Based on the Company’s current operating plan, Alumis continues to anticipate that its existing cash, cash equivalents and marketable securities as of September 30, 2025 is expected to support advancement of its pipeline through multiple planned key clinical data readouts and to fund operating expenses and capital expenditure requirements into 2027.

About Alumis

Alumis is a late-stage biopharma company developing next-generation targeted therapies with the potential to significantly improve patient health and outcomes across a range of immune-mediated diseases. Leveraging its proprietary data analytics platform and precision approach, Alumis is developing a pipeline of oral tyrosine kinase 2 inhibitors, consisting of envudeucitinib (or envu, formerly known as ESK-001) for the treatment of systemic immune-mediated disorders, such as moderate-to-severe plaque psoriasis and systemic lupus erythematosus, and A-005 for the treatment of neuroinflammatory and neurodegenerative diseases. In addition, the pipeline includes lonigutamab, a subcutaneously delivered anti–insulin-like growth factor 1 receptor therapy for the treatment of thyroid eye disease, as well as several preclinical programs identified through this precision approach. For more information, visit www.alumis.com or follow us on LinkedIn or X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "aims," "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "intends," "may," "plans," "possible," "potential," "seeks," "will" and variations of these words or similar expressions that are intended to identify forward-looking statements. All statements, other than statements of historical facts, including without limitation those regarding the timing of Alumis’ topline readouts in its Phase 3 ONWARD program and Phase 2b LUMUS clinical trial, the potential for envudeucitinib to treat moderate-to-severe plaque psoriasis and systemic lupus erythematosus, any expectations regarding the safety, efficacy or tolerability of envudeucitinib and statements regarding Alumis’ future plans and prospects, including development of its clinical pipeline and the commencement of additional clinical trials; cash runway; Alumis’ participation at upcoming conferences, and any assumptions underlying any of the foregoing, are forward-looking statements. Any forward-looking statements in this press release are based on Alumis’ current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Readers are cautioned that actual results, levels of activity, safety, efficacy, performance or events and circumstances could differ materially from those expressed or implied in Alumis’ forward-looking statements due to a variety of risks and uncertainties, which include, without limitation, risks and uncertainties related to Alumis’ ability to advance envudeucitinib or its other programs and to obtain regulatory approval of and ultimately commercialize Alumis’ clinical candidates, the timing and results of preclinical and clinical trials, Alumis’ ability to fund development activities and achieve development goals, Alumis’ ability to protect its intellectual property and other risks and uncertainties described in Alumis’ filings with the Securities and Exchange Commission (SEC), including any future reports Alumis may file with the SEC from time to time. Alumis explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

ALUMIS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Revenue:
License revenue	$—	$—	$17,389	$—
Collaboration revenue	2,066	—	4,732	—
Total revenue	2,066	—	22,121	—
Operating expenses:
Research and development expenses	97,836	87,824	303,213	178,350
General and administrative expenses	19,522	10,575	76,267	23,782
Total operating expenses	117,358	98,399	379,480	202,132
Loss from operations	(115,292)	(98,399)	(357,359)	(202,132)
Other income (expense):
Gain on bargain purchase	—	—	187,907	—
Interest income	4,594	5,322	10,633	8,153
Change in fair value of derivative liability	—	—	—	(5,406)
Other income (expenses), net	(54)	(40)	(136)	(89)
Total other income (expense), net	4,540	5,282	198,404	2,658
Net loss before income taxes	(110,752)	(93,117)	(158,955)	(199,474)
Income tax benefit	—	—	8,561	—
Net loss	$(110,752)	$(93,117)	$(150,394)	$(199,474)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities, net	212	140	194	137
Total comprehensive loss	$(110,540)	$(92,977)	$(150,200)	$(199,337)

ALUMIS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(in thousands)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$65,257	$169,526
Marketable securities	312,467	118,737
Research and development prepaid expenses	4,955	13,424
Other prepaid expenses and current assets	10,611	4,501
Total current assets	393,290	306,188
Restricted cash, non-current	1,372	1,106
Property and equipment, net	19,058	20,968
Intangible assets	50,959	—
Operating lease right-of-use assets, net	17,511	12,723
Other assets, non-current	5,824	7
Total assets	$488,014	$340,992
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,554	$9,624
Research and development accrued expenses	37,629	29,149
Other accrued expenses and current liabilities	18,821	10,580
Operating lease liabilities, current	4,412	1,557
Total current liabilities	65,416	50,910
Operating lease liabilities, non-current	33,385	29,165
Deferred revenue, non-current	1,944	—
Deferred income tax liability	2,140	—
Share repurchase liability	187	813
Other liabilities, non-current	169	—
Total liabilities	103,241	80,888
Stockholders’ equity:
Preferred stock	—	—
Common stock	10	5
Additional paid-in capital	1,193,474	918,610
Accumulated other comprehensive income (loss)	234	40
Accumulated deficit	(808,945)	(658,551)
Total stockholders’ equity	384,773	260,104
Total liabilities and stockholders’ equity	$488,014	$340,992

Alumis Contact Information

Teri Dahlman

Red House Communications

teri@redhousecomms.com